Exhibit 99.1

FIRST AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Amendment"), is executed on May 2, 2005, by and between CellStar Ltd. (the "Employer"), CellStar Corporation, a Delaware corporation and parent company of Employer (the "Parent"), and Robert Kaiser (the "Employee").

WHEREAS, the parties hereto are parties to that certain Amended and Restated Employment Agreement effective as of May 1, 2004 (the "Employment Agreement");

WHEREAS, Employee has previously not been responsible for Parent's operations in Parent's Asia-Pacific region; and

WHEREAS, Parent desires that Employee become responsible for Parent's operations in Parent's Asia-Pacific region, in addition to the other duties he has under the Employment Agreement; and

WHEREAS, the parties have agreed to further amend the Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

1. Section 1.4(a) of the Employment Agreement is hereby amended and restated as follows:

"(a) Base Salary. Subject to Section 1.4(c) below, beginning on April 1, 2005, Employer shall pay Employee as compensation an aggregate salary ("Base Salary") of Six Hundred Fifty-Thousand Dollars ($650,000) per year during the remainder of the Term, or such greater amount as shall be approved in accordance with the policies of Employer and/or Parent, as applicable. The Base Salary for each year shall be paid by Employer in accordance with the regular payroll practices of Employer."

2. Section 1.4(b) of the Employment Agreement is hereby amended and restated as follows:

"(b) Annual Incentive Payment. Employee shall be eligible to participate in an annual incentive plan approved by the Board of Directors of Parent. Employee's target incentive payment for the 2005 fiscal year shall be 50% of the Base Salary. Employee shall be entitled to receive half of the incentive payment for the 2005 fiscal year approved by the Board of Directors of Parent if Parent files with the Securities and Exchange Commission both the Parent's annual report on Form 10-K for the 2004 fiscal year and the first quarter report on Form 10-Q for the 2005 fiscal year. Payment of the incentive payment for the 2005 fiscal year shall be made at the time provided in the incentive plan."

3. Section 1.4(d) of the Employment Agreement is hereby amended and restated as follows:

"(d) Equity Incentive Awards. Employee shall be entitled to annual consideration for future grants of stock options and other forms of equity incentive awards in amounts (if any) and on terms and conditions to be determined by the Board of Directors of Parent. Parent grants to Employee upon execution of this Amendment 142,025 shares of restricted stock in tandem with the same number of stock appreciation rights pursuant to the terms of the CellStar Corporation 2003 Long-Term Incentive Plan and a related award agreement. Employee shall vest in 47,342 shares of restricted stock and stock appreciation rights on each of the first and second anniversaries of the date this Amendment was executed and 47,341 shares of restricted stock and stock appreciation rights on the third anniversary of the date this Amendment was executed."

4. Section 1.7(a)(ii) of the Employment Agreement is hereby amended and restated as follows:

"(ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of 50% or more of the assets of Parent reflected on the audited or unaudited (as the case may be) balance sheet of Parent as of the end of the fiscal quarter ending immediately prior to the closing of the transaction or the closing of the first transaction in a series of transactions;"

5. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Employment Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Employment Agreement are ratified and confirms and shall continue in full force and effect.

6. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

7. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

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IN WITNESS WHEREOF, Employer and Parent have caused this Amendment to be executed by their officer/general partner thereunto duly authorized and Employee has signed this Amendment, as of the date first set forth above.

CELLSTAR LTD.

By: National Auto Center, Inc.,

General Partner

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Senior Vice President and

General Counsel

CELLSTAR CORPORATION

By: /s/ Robert A. Kaiser

Name: Robert A. Kaiser

Title: CEO

/s/ Robert A. Kaiser

Robert Kaiser